For Immediate Release

Argon ST, Inc. Announces Financial Results for Second Quarter Fiscal 2007;
Record Bookings of $135 Million

FAIRFAX, VA – May 10, 2007 Argon ST, Inc. (NASDAQ: STST), a leading systems engineering, development and services company providing full-service C4ISR (command, control, communications, computers, intelligence, surveillance and reconnaissance) systems and services to a wide range of defense and intelligence customers, today announced revenues and earnings for its second fiscal quarter and six months ended April 1, 2007.

Revenues for the three months ended April 1, 2007 were $64.3 million compared to $55.7 million for the prior year quarter. This represents an increase of $8.6 million from the prior year quarter. Revenues for the six months ended April 1, 2007 increased $927,000 to $124.7 million compared to $123.8 million for the same period in the prior year.

Net income for the three months ended April 1, 2007 was $4.2 million or $0.18 per diluted share compared to $4.5 million or $0.20 per diluted share for the prior year quarter. For the six months ended April 1, 2007 net income was $9.3 million or $0.41 per diluted share compared to net income of $10.1 million or $0.46 per diluted share in the prior year period.

The Company also reported bookings during the quarter of $134.9 million bringing total backlog at quarter end to $309.3 million. This compares to bookings of $103.7 million and backlog of $218.6 million, respectively, for the same period in the prior year. This represents a 41% increase in backlog over the last twelve months.

Terry Collins, Chairman and CEO, stated: “We were pleased to have achieved record bookings for the quarter from a broad set of opportunities our team has been pursuing. This result establishes a contract base for growth through the rest of FY2007 and into FY2008. Our quarterly margins were lower than planned as we elected to invest profits on a classified contract to achieve a technically superior solution and maintain positive relations with our customer. We anticipate that this should position us well for additional systems for this customer in the future. Additionally, our contract mix in the last quarter contained a higher proportion of cost type contracts which carry both less risk and lower margins than fixed price contracts. Despite our reduced margin in the quarter, we are maintaining our full year guidance as previously stated.”

Second Quarter Booking Highlights

•	Awarded a contract modification for the exercise of an option on a multi-year full rate production contract to provide SSEE Increment E sensor systems with an approximate value of $43 million.

•	Awarded four contracts for Intelligence, Surveillance, and Reconnaissance support. The base value of these contracts is more than $38.9 million with options totaling another $15.3 million.

•	Awarded a contract modification for the Operational Test-Tactical Engagement System Communications Upgrade program to increase scope and value. US Army, PEO-STRI/PM-ITTS added $6.7 million to the contract value bringing the total value to over $40 million.

•	Awarded contract modifications for engineering development in support of the Surface Ship Torpedo Defense (SSTD) for the U.S. Navy. The $5.3 million modification was awarded by the U.S. Naval Sea Systems Command for the continued development of Open Architecture functionality and sea trial certification of the AN/SLQ-25A/C system which is widely deployed on Navy surface ships.

About Argon ST, Inc.

Argon ST, Inc. designs, develops, and produces systems and sensors for the Command and Control Communications, Computers, Intelligence, Surveillance, and Reconnaissance (C4ISR) markets including SIGINT (Signals Intelligence), ESM (Electronic Support Measures), EW (Electronic Warfare), imaging, and acoustic systems serving domestic and worldwide markets.

Forward-Looking Statements

Statements in this press release which are not historical facts are forward-looking statements under the provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance and are based upon numerous assumptions about future conditions that could prove not to be accurate. Forward looking statements are subject to numerous risks and uncertainties, and our actual results could differ materially as a result of such risks and other factors. In addition to those risks specifically mentioned in the reports filed by the Company with the Securities and Exchange Commission (including the Company’s Form 10-K for the fiscal year ended September 30, 2006), such risks and uncertainties include, but are not limited to: the availability of U.S. and international government funding for the Company’s products and services; changes in the U.S. federal government procurement laws, regulations, policies and budgets (including changes to respond to budgetary constraints and cost-cutting initiatives); the number and type of contracts and task orders awarded to the Company; the exercise by the U.S. government of options to extend the Company’s contracts; the Company’s ability to retain contracts during any rebidding process; the timing of Congressional funding on the Company’s contracts; any government delay in award or termination of the Company’s contracts and programs; difficulties in developing and producing operationally advanced technology systems; the timing and customer acceptance of contract deliverables; the Company’s ability to attract and retain qualified personnel, including technical personnel and personnel with required security clearances; charges from any future impairment reviews; the future impact of any acquisitions or divestitures the Company may make; the competitive environment for defense and intelligence information technology products and services; general economic, business and political conditions domestically and internationally; and other factors affecting the Company’s business that are beyond its control. All of the forward-looking statements should be considered in light of these factors. Investors should not put undue reliance on any forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect new information, future events or otherwise.

CONTACT:	Victor Sellier vic.sellier@argonst.com www.argonst.com

703.995.4219

ARGON ST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

ASSETS	April 1, 2007	September 30, 2006
	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$34,735	$33,498
Accounts receivable, net	92,553	86,842
Inventory	3,992	3,954
Income taxes receivable	267	23
Deferred project costs	—	5,597
Deferred income tax asset	2,553	2,083
Prepaids and other	996	1,481

TOTAL CURRENT ASSETS	135,096	133,478
Property, equipment and software, net	17,203	16,726
Goodwill	149,171	148,719
Intangibles, net	12,037	13,200
Other assets	1,715	1,408

TOTAL ASSETS	$315,222	$313,531

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$17,460	$19,124
Accrued salaries and related expenses	10,943	10,678
Deferred revenue	4,066	13,053
Other liabilities	552	452
TOTAL CURRENT LIABILITIES	33,021	43,307
Deferred income tax liability, long term	3,334	2,937
Deferred rent and other liabilities	1,405	1,591
Commitments and contingencies	—	—
STOCKHOLDERS’ EQUITY
Common stock:
$.01 Par Value, 100,000,000 shares
authorized, 22,488,165 and 22,313,709 shares
issued at April 1, 2007 and September 30, 2006	225	223
Additional paid in capital	215,028	212,610
Treasury stock at cost, 126,245 shares	(534)	(534)
Retained earnings	62,743	53,397

TOTAL STOCKHOLDERS’ EQUITY	277,462	265,696

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$315,222	$313,531

ARGON ST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(In Thousands, Except Per Share Data)

	Second Quarter Ended		Six Months Ended
	April 1, 2007	April 2, 2006	April 1, 2007	April 2, 2006
CONTRACT REVENUES	$64,310	$55,681	$124,715	$123,788
COST OF REVENUES	51,901	43,686	97,655	96,438
GENERAL AND ADMINISTRATIVE
EXPENSES	5,908	5,096	12,851	11,204

INCOME FROM OPERATIONS	6,501	6,899	14,209	16,146
INTEREST INCOME, NET	267	355	597	355

INCOME BEFORE INCOME TAXES	6,768	7,254	14,806	16,501
PROVISION FOR INCOME TAXES	2,605	2,732	5,460	6,376

NET INCOME	$4,163	$4,522	$9,346	$10,125

EARNINGS PER SHARE (Basic)	$0.19	$0.21	$0.42	$0.48

EARNINGS PER SHARE (Diluted)	$0.18	$0.20	$0.41	$0.46

WEIGHTED-AVERAGE SHARES
OUTSTANDING
Basic	22,332	22,006	22,280	21,185

Diluted	22,779	22,618	22,755	21,855

ARGON ST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW (unaudited)
(In Thousands)

	Six Months Ended
	April 1, 2007	April 2, 2006
Cash flows from operating activities
Net income	$9,346	$10,125
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	3,772	2,715
Deferred income tax benefit	(61)	(471)
Stock-based compensation	865	886
Bad debt expense	30	—
Loss on sale of equipment	2	—
Change in:
Accounts receivable	(5,805)	26,851
Inventory	(38)	(357)
Deferred project costs	5,597	—
Prepaids and other	485	(267)
Accounts payable and accrued expenses	(1,664)	(17,709)
Accrued salaries and related expenses	265	411
Deferred revenue	(8,987)	(2,686)
Income taxes receivable	(244)	1,285
Deferred rent	(135)	159

Net cash provided by operating activities	3,428	20,942
Cash flows from investing activities
Acquisitions of property, equipment and software	(3,091)	(1,909)
Reduction in advances and cash held in escrow	-	10,900
Radix Technologies, Inc. acquisition	(400)	(9,935)
Acquisitions of ProDesign Solutions, LLS net of cash acquired	-	(1,712)
Proceeds from sale of equipment	5	—
Deposits and other assets	(309)	298

Net cash used in investing activities	(3,795)	(2,358)
Cash flows from financing activities
Repayment on line of credit, net of borrowings	-	(11,000)
Payment on note payable	—	(56)
Payments on capital leases	49	(10)
Tax benefit on stock option exercises	438	1,512
Proceeds from exercise of stock options	722	1,932
Proceeds from employee stock purchase plan exercises	395	444
Proceeds from secondary offering	-	46,768

Net cash provided by financing activities	1,604	39,590
Net increase in cash and cash equivalents	1,237	58,174
Cash and cash equivalents, beginning of period	33,498	4,064

Cash and cash equivalents, end of period	$34,735	$62,238

Supplemental disclosure
Income taxes paid	$5,389	$4,051

Interest expense paid	$3	$161